Exhibit 23.3

DE MEO, YOUNG, MCGRATH

A PROFESSIONAL SERVICES COMPANY

SUITE 517

2400 EAST COMMERCIAL BOULEVARD

FORT LAUDERDALE, FLORIDA 33308

(954) 351-9800

FAX (954) 938-8683

dym@dymco.net

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Anthony De Meo, CPA*, ABV, PFS

Robert E. McGrath, CPA

David I. Stockwell, CPA

Barry E. Waite, CPA

Roberta N. Young, CPA

SUITE 411

2424 NORTH FEDERAL HIGHWAY

BOCA RATON, FLORIDA 33431

(561) 447-9800

FAX (561) 391-8856

boca@dymco.net

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Michael I. Bloom, CPA

Donald J. Campagna, CPA*, CFP

Lawrence E. DeBrunner, CPA

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*regulated by the State of Florida

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the inclusion by reference in this registration statement for shares on Form S-3 of our report dated March 30, 2003 which appears on page 29 of the annual report on Form 10-K of 21st Century Holding Company for the year ended December 31, 2002, as amended, and to the reference to our firm under the caption “Experts” in the prospectus.

De MEO, YOUNG, Mc GRATH

Boca Raton, Florida,

January 30, 2004

DYM

MEMBERS OF AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS:  MANAGEMENT CONSULTING SERVICES DIVISION; SEC PRACTICE SECTION;

PRIVATE COMPANIES PRACTICE SECTION; TAX DIVISION ● FLORIDA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS ● INSTITUTE OF BUSINESS APPRAISERS